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                              INTELLECTUAL PROPERTY
                                LICENSE AGREEMENT

THIS AGREEMENT, made as of this 28th day of August, 1996 by and between AMERICAN SILICON PRODUCTS, INC., a Rhode Island corporation ("Licensor") and INTERNATIONAL SEMICONDUCTOR PRODUCTS PTE LTD., a company incorporated in Singapore ("Licensee")

                               W I T N E S E T H:

        WHEREAS, Licensee has been formed by Semiconductor Packaging Materials Co., Inc., the parent of Licensor, and Semiconductor Alliance Pte Ltd. pursuant to a Joint Venture Agreement dated August 28, 1996 (the "Joint Venture Agreement") to engage in the business of polishing and reclamation of semiconductor wafers and the brokering of semiconductor wafers used in the electronic industry (the "Business");

        WHEREAS, Licensor is engaged in the Business in the United States and elsewhere and possesses valuable industrial, marketing and commercial information regarding the conduct of the Business to be conducted by Licensee including, without limitation, drawings, formulae, test reports, operating and test procedures, instruction manuals, tables of operating conditions, administration procedures, marketing methods and procedures, advertising copy and computer software programs relating to and/or used in connection with the Business (the "Licensor's Wafer Technology");

        WHEREAS, Licensee desires to obtain a license to use the Wafer Technology in the countries listed in Schedule 1 annexed hereto (the "Territories") and Licensor is willing to grant such a license to Licensee, upon the terms and conditions hereinafter set forth; and

        WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Joint Venture Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Licensee and Licensor agree as follows:

                                SECTION 1 - GRANT

1.1 Licensor hereby grants Licensee an exclusive license in the Territories to use Licensor's Wafer Technology to carry on its Business. Except as provided in subsection 1.2 below, Licensee may not sublicense Licensor's Wafer Technology without first obtaining the written consent of Licensor.





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1.2  The provisions of Section 1.1 above notwithstanding, (i) Licensor and SPM may use Licensor's Wafer Technology to the extent that they are conducting business in the Territories on or before the date on which Licensee's facility in Singapore commences commercial production and (ii) a Proposing Party may require Licensee to grant a non-exclusive sublicense (but without the right to sublicense) of Licensor's Wafer Technology licensed to Licensee hereunder and to Licensee's Wafer Technology (defined in Section
     1.3 hereof) to a Relevant Investment Entity, but only for use in such country or countries in the Territories in which such Relevant Investment Entity establishes a facility which uses Licensor's Wafer Technology and Licensee's Wafer Technology.

1.3 (a) Licensor shall permit representatives of Licensee upon reasonable notice to visit Licensor's silicon wafer reclamation facility in Rhode Island during regular business hours and shall provide at Licensee's request copies of any and all written materials included in Licensor's Wafer Technology and shall answer all reasonable questions concerning Licensor's Wafer Technology, provided that Licensor may restrict such visits as to duration and number of people as it reasonably determines is necessary for the orderly transfer of the Wafer Technology given the operating requirements of Licensor. All out-of-pocket costs and expenses incurred by Licensor in transferring Licensor's Wafer Technology to Licensee shall be borne by Licensee.

     (b) Unless otherwise agreed by Licensor, all such visits shall be completed within six (6) months from the date hereof and the total number of visitor-days shall not exceed thirty (30) days. Licensor shall not be required to create any manuals or other written information regarding the operation of Licensor's facility or Licensor's Wafer Technology for the purpose of providing the same to Licensee.

     (c) Licensor represents that Licensor's Wafer Technology disclosed or to be disclosed by Licensee hereunder is or will be, to the best of Licensor's knowledge and belief, accurate (provided always that the Licensor will promptly advise Licensee of any significant errors which subsequently come to its attention) with respect to the information disclosed to Licensee hereunder. However, Licensee acknowledges that due to differences in the facility operated by Licensor and the facility to be equipped and operated by Licensee that there is no guaranty that Licensor's Wafer Technology will be able to be used without modification by Licensee. All information provided to Licensee under this Section or otherwise pursuant to this Agreement whether orally or in writing shall be deemed

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     confidential information except only to the extent such information is or becomes publically available without fault of the Licensee.

                           SECTION 2 - CROSS-LICENSING

2.1 Any and all Knowhow and Intellectual Property Rights throughout the world resulting from any work carried out exclusively by the Licensee or relating to an improvement to the products produced or processes employed by Licensee for the purpose of carrying on the Business which are exclusively generated by Licensee ("Licensee's Wafer Technology") shall belong exclusively to Licensee. Licensee does hereby grant to Licensor or any successor owner of Licensor's Wafer Technology an irrevocable non-exclusive worldwide license to Licensee's Wafer Technology (whether or not patentable or copyrightable) free of royalty or other payment and without limit of time, but excluding the right to grant sublicenses without first obtaining the written consent of Licensee.

2.2 Licensee shall promptly notify Licensor of the development of Licensee's Wafer Technology and shall provide such reasonable assistance as may be necessary to enable Licensor to effectively use such Licensee's Wafer Technology as Licensor may request. All out-of-pocket expenses incurred by Licensee in transferring Licensee's Wafer Technology to Licensor shall be borne by Licensor.

2.3 The provisions of Sections 1.3(a) and (c), 4.2(a), (b) and (c) and 5 hereof shall apply to Licensee and Licensor with respect to the cross-licensing of Licensee Wafer Technology mutatis mutandis.

                              SECTION 3 - ROYALTIES

3.1 Licensee shall pay to Licensor a royalty on the net sales of Licensee as determined by Licensee's Auditors ("Net Sales") as follows:

     (i) with effect from the date hereof to December 31, 1997, one-half of one (0.5%) percent of Net Sales; and

     (ii) with effect from January 1, 1998, one (1%) percent of Net Sales; provided that when the aggregate amount of royalties accrues hereunder to a sum equivalent to One Million (U.S.$1,000,000) Dollars, this license shall be royalty free thereafter. The amount of royalty due hereunder shall be computed annually commencing with the period ending December 31, 1996 and shall be converted to U.S.$ from S$ at the exchange rate published by the Asian Wall Street Journal on December

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          31 of the year in question. The determination of Net Sales by the
          Auditors of Licensee shall be conclusive and binding upon the parties. Licensee shall provide to Licensor an annual statement of Licensee's Net Sales certified by its Auditors.

3.2 Royalties which accrue hereunder shall be due and payable without interest in sixteen (16) equal quarter-annual installments commencing on the first day of the month only after:

     (i) all loans owing by Licensee to its shareholders have been paid in full; and

     (ii) receipt of written notice from Licensor requesting Licensee to commence making payments of the accrued royalty.

                          SECTION 4 - TERMS AND DEFAULT

4.1 Subject to earlier termination by reason of default of Licensee, this Agreement shall commence as the date hereof and shall continue without limit of time.

4.2 (a) If Licensee fails to perform its obligations hereunder or to comply with the terms and conditions of this Agreement, Licensor shall be at liberty to issue to the Licensee a notice specifying the breach or default and, in the case of a breach or default capable of remedy, stipulating a period of not less than thirty (30) days during which such breach or default shall be remedied. For the purpose of this subsection 4.2(a), a breach or default shall be considered capable of remedy if the Licensee can comply with the term or condition in question in all respects other than as to the time of performance. If a breach or default capable of remedy is not timely cured or if a breach or default not capable of remedy shall occur, then the Licensor may terminate this Agreement forthwith.

      (b) In the event that:

            (i) the Licensee shall become insolvent; or

           (ii) a resolution is passed for the winding up of Licensee; or

          (iii) a proceeding has been instituted seeking a declaration that the Licensee is bankrupt or insolvent or seeking bankruptcy, arrangement or composition with creditors, liquidation or the appointment of a trustee, receiver or liquidator

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                or analogous procedure under any applicable law and such
                proceedings remain undismissed and unstayed for a period of sixty (60) days or are consented to by Licensee,

then a breach of this Agreement shall be deemed to have been committed by Licensee and this Agreement shall terminate without any further action upon the part of Licensor.

        (c) Termination of this Agreement by Licensor shall be without prejudice to its other rights or remedies hereunder with respect to damages accrued prior to termination.

        (d)    All unpaid royalties shall, notwithstanding the provisions of
               Section 3.2 to the contrary, become immediately due and payable in full upon termination of this Agreement.

             SECTION 5 - LICENSOR'S REPRESENTATIONS; INDEMNIFICATION

5.1 Licensor represents that it has the power, right and authority to grant this license to Licensee and that Licensor has not received any notice nor does it have any knowledge that Licensor's Wafer Technology infringes the intellectual property rights or knowhow of third parties and no claims of such infringement have been made or are the subject of litigation actual or threatened.

5.2 Except as specifically set forth in Section 5.1 above, Licensor makes no representation or warranty with respect to Licensor's Wafer Technology. In no event shall Licensor be liable for lost profits or consequential damages even if advised of the possibility thereof.

5.3 Licensee shall indemnify and hold Licensor harmless with respect to any claims asserted by third parties against Licensor including legal fees incurred by Licensor in defending against such claim arising out of the use by Licensee of Licensor's Wafer Technology except for claims arising out of a breach of the representations set forth in Section 5.1 and as to such claims Licensor shall indemnify and hold Licensee harmless with respect thereto including legal fees incurred by Licensee in defending against such claims.

                            SECTION 6 - COMMUNICATIONS CONFIDENTIAL

6.1 All communications between Licensor and Licensee and all information and other material supplied to or received by either of them from the other which is either marked "confidential" or is by its nature intended to be

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     exclusively for the knowledge of the recipient alone, or to be used by the recipient only for the benefit of the other or in furtherance of the purposes of this Agreement or the Joint Venture Agreement, including, without limitation, Licensor's Wafer Technology or Licensee's Wafer Technology, any information concerning the business transactions or the financial arrangements between Licensor and Licensee, , or of any person with whom either of them is in a confidential relationship with regard to the matter in question coming to the knowledge of the recipient shall be kept confidential by the recipient and shall be used by the recipient solely and exclusively for the purposes of this Agreement unless disclosure is required by law or unless or until either party can reasonably demonstrate that it is in the public domain through no act or default on the part of the recipient, its servants and/or agents, whereupon, to the extent that it is public, this obligation shall cease. In the event either party is served with legal process requiring it to disclose any such confidential information it shall promptly notify the other party hereto and shall assist the other party in preventing or restricting such disclosure.

6.2 The parties shall indemnify each other from and against any loss, damages, charges, costs and expenses of whatever nature (including legal costs on a full indemnity basis) suffered or incurred by the other arising from the breach of that party of any provision of this Section or the unauthorized use or disclosure of any confidential information by any director, employee, agent, shareholder or Related Party of that party.

6.3 The parties shall take all reasonable steps to minimize the risk of disclosure of confidential information, by ensuring that only their directors and employees whose duties will require them to possess any of such information shall have access thereto, and that they shall be instructed to treat the same as confidential. The parties shall in addition procure that such of its employees whose duties will require them to possess, or have access to, confidential information, shall sign confidentially agreements with it respecting the confidentiality of such information.

6.4 The obligations contained in this Section shall endure, even after the termination of this Agreement, without limit in point of time except and until any confidential information enters the public domain as set out above.

                         SECTION 7 - GENERAL PROVISIONS

(a) Each party acknowledges to the other that it has not entered into this Agreement in reliance upon any warranties,

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     representations or assurances (whether express or implied and whether written or oral) other than those contained in this Agreement.

(b) The parties hereto agree and declare that this Agreement constitutes the entire agreement concerning the subject matter hereof and supersedes all earlier agreements concerning the same.

(c) This Agreement may not be altered, modified or amended unless such alteration, modification or amendment is in writing and signed by the parties to this Agreement nor, except as otherwise specifically set forth herein, may this Agreement be terminated except by a writing signed by the parties to this Agreement; and no waiver of any breach, condition, provision or term of this Agreement on any one occasion shall be deemed to be a waiver of any subsequent breach, condition, provision or term of this agreement on any other occasion whether of like or different nature.

(d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements executed in and to be performed entirely within the State of New York without giving effect to the principles of conflict of laws thereof.

(e)  (i)   The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting or amplifying the terms and provisions hereof.

     (ii) This Agreement shall be construed according to its fair meaning as if prepared jointly by the parties hereto.

     (iii) Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof.

     (iv) If any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions hereof which can be given effect without the invalid provisions, and, to this end, the provisions of this Agreement are intended and shall be deemed severable. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive

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           any provision of law which render any provision of this Agreement prohibited or unenforceable in any way. In the event any such provision is found to be unlawful or otherwise unenforceable, the parties hereto agree to negotiate in good faith to modify the void or unenforceable provision, but only to the extent necessary to make such provision valid and enforceable having full regard for all applicable laws and the interests and purposes of the parties in entering into this Agreement. In the event the parties cannot agree upon such modification then such dispute shall be submitted to expedited arbitration pursuant to Section 7(j) hereof.

      (v) This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument which may be sufficiently evidenced by one counterpart.

(f)   (i)  In the event that a change, occurring after the date first set forth above, in the governmental laws and regulations to which either party is subject requires such party to alter its performance under this Agreement in any material respect or in the event that performance by one of the parties is substantially hindered or prevented by force majeure such as Acts of God, strikes, failure of suppliers to perform or other acts beyond the reasonable control of the party effected thereby, such party shall give immediate written notice to the other party specifying the manner in which such performance is to be altered and the reasons for such alteration.

     (ii) No later than thirty (30) days after receipt of written notice pursuant to Section 7(f)(i) the party receiving such notice shall, upon written notice to the other party to this Agreement, be entitled to an equitable adjustment of its rights and obligations under this Agreement. In the event the parties cannot agree on such equitable adjustment, then such dispute shall be submitted to expedited arbitration pursuant to the provisions of Section 7(j) hereof.

(g) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that no party may make any assignment of this Agreement or any interest therein or sublicense its rights hereunder (except as specifically provided above) by operation of law or otherwise, without the prior written consent of the other party except if a party desires to assign this Agreement to a Related Party, such consent shall not be unreasonably withheld and provided

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     further that Licensor may assign this Agreement without the consent of
     Licensee to any entity which acquires Licensor's Wafer Technology.

(h) Each party hereto shall bear its own legal and other costs in connection with the preparation and negotiation of this Agreement.

     (i) Nothing herein will create an agency relationship or a partnership relationship between the parties, and neither party shall be entitled to legally bind the other with respect to any obligation other than as expressly set forth in this Agreement, which is entered into for the limited purposes described herein.

(j) The parties agree to arbitrate any and all claims, controversies or disputes arising under or out of this Agreement or relating in any way thereto. All such claims, controversies or disputes shall be submitted to arbitration in the City of New York, State of New York, to three (3) arbitrators designated under and pursuant to the Rules of the American Arbitration Association, and the arbitration shall be heard under the auspices of said Association and subject to its rules. The arbitrators shall have the power to award costs and counsel fees. The parties consent to the jurisdiction of the Courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York with respect to any and all proceedings relating to any such arbitration, and further agree that any and all process and notices of motion or applications in relation to any such arbitration may be served upon a party as provided in Section 7(k) hereof. Such service may be accomplished either within or without the State of New York, and such notice shall be given of all applications and hearings as is provided by the laws of the State of New York. The award of the arbitrators shall be final and binding upon the parties and judgment thereon may be entered as provided by the laws of the State of New York. The foregoing notwithstanding, either party may apply to any court of competent jurisdiction for an injunction pending the award of the arbitrators.

(k) All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or by overseas courier or sent by prepaid registered post (by air-mail if to or from an address outside Singapore) with recorded delivery, or by facsimile transmission addressed to the intended recipient thereof at its address or at its facsimile number set out in this Agreement (or to such other address or facsimile number as a party to this Agreement may from time to time duly notify the others in writing). Any such notice, demand or

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     communication shall be deemed to have been served (if delivered personally or given or made by facsimile) immediately or (if given or made by letter or by overseas courier) 96 hours after posting or delivery to the courier or (if made or given by air-mail) ten days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted. The addresses and facsimile numbers of the parties hereto for the purpose of this Agreement are:

                      American Silicon Products, Inc.
                      c/o Semiconductor Packaging Materials Co., Inc. 431 Fayette Avenue
                      Mamaroneck, New York 10543
                      U.S.A.
                      Facsimile Number:  (914) 698-5386
                      Attention:  President

                      International Semiconductor Products Pte Ltd
                      135 Middle Road #05-13/14
                      Singapore 188975
                      Facsimile Number:  3385633
                      Attention:  Managing Director

(l) No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by either of the parties shall not constitute a waiver by such party of the right to pursue any other available remedies.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the year and date first above written.

INTERNATIONAL SEMICONDUCTOR                        AMERICAN SILICON PRODUCTS,
 PRODUCTS PTE LTD                                   INC.

By: ___________________________                    By: _________________________

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                                   SCHEDULE 1

                                 THE TERRITORIES

Territories currently constituting:

1.      Bangladesh, People's Republic of
2.      Bhutan
3.      Brunei Darussalam Negara
4.      Cambodia, People's Republic of
6.      Hong Kong
7.      India, Republic of
8.      Indonesia, Republic of
9.      Korea, Democratic People's Republic of (North Korea)
10.     Korea, Republic of (South Korea)
11.     Laos, People's Democratic Republic
12.     Malaysia
13.     Pakistan, Islamic Republic of
14.     Philippines, Republic of
15.     Singapore, Republic of
16.     Sri Lanka, Democratic Socialist Republic of
17.     Taiwan (Republic of China)
18.     Thailand, Kingdom of
19.     Vietnam, Socialist Republic of

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